March 25, 2020             Exhibit 99.1

Park National Corporation 2020 Annual Meeting of Shareholders Changed to Virtual Meeting Format

NEWARK, Ohio – Park National Corporation announced today that its Annual Meeting of Shareholders, scheduled for Monday, April 27, 2020 at 2 p.m., EDT, will be held in a virtual meeting format only instead of the previously announced in-person meeting.
The change was made to support the health and well-being of Park National Corporation’s partners and shareholders in light of the public health impact of the coronavirus outbreak (COVID-19).
The Supplement to the Notice of Annual Meeting of Shareholders and Proxy Statement filed today with the SEC and distributed beginning today to shareholders of record as of February 28, 2020 describes how shareholders can participate in and vote and submit questions during the virtual annual meeting.

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About
Headquartered in Newark, Ohio, Park National Corporation had $8.6 billion in total assets (as of December 31, 2019). Park's banking operations are conducted through Park subsidiary The Park National Bank and its divisions, which include Fairfield National Bank Division, Richland Bank Division, Century National Bank Division, First-Knox National Bank Division, United Bank, N.A. Division, Second National Bank Division, Security National Bank Division, Unity National Bank Division, The Park National Bank of Southwest Ohio & Northern Kentucky Division, NewDominion Bank Division and Carolina Alliance Bank Division. Park also includes Scope Leasing, Inc. (d.b.a. Scope Aircraft Finance), Guardian Financial Services Company (d.b.a. Guardian Finance Company) and SE Property Holdings, LLC.

Media contact: Bethany Lewis, Communication Director, 740-349-0421 or bethany.lewis@parknationalbank.com
Investor contact: Brady Burt, Chief Financial Officer, 740-322-6844 or brady.burt@parknationalbank.com
50 North Third Street, Newark, OH 43055        parknationalcorp.com